                                                                    Exhibit 10.4

                               Caminus Corporation
                       Nonstatutory Stock Option Agreement
                     Granted Under 1999 Stock Incentive Plan

1.    Grant of Option.

      This agreement evidences the grant by Caminus Corporation, a Delaware corporation (the "Company"), on the Grant Date indicated on the preceding Certificate of Stock Option Grant (the "Certificate") to an employee, consultant, or director of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 1999 Stock Incentive Plan (the "Plan"), the total number of shares (the "Shares") of common stock, $0.01 par value per share, of the Company ("Common Stock") indicated on the Certificate, at the price per Share indicated on the Certificate. Unless earlier terminated, this option shall expire on the Final Exercise Date.

      It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.    Vesting Schedule.

      This option will become exercisable ("vest") as per the Vesting
Schedule indicated on the Certificate.

      The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.    Exercise of Option.

      (a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

      (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an "Eligible Participant").

      (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate 30 days after such cessation (but in no event after the Final Exercise Date), provided, that, this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of the Plan or any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

      (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "cause" as specified in paragraph (e) below, this option shall be exercisable, within the period of six months following the date of death or disability of the Participant, by the Participant, provided, that, this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

      (e) Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for "cause" (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. "Cause" shall mean, with respect to any Participant who has entered into an employment or consulting agreement with the Company, a material breach of such agreement by the Participant, or if such agreement provides for termination for cause, the definition of "cause" set forth in such agreement. With respect to any other Participant, "cause" shall mean (i) conviction or pleading guilty (including a plea of nolo contendere) with respect to the commission of a felony, (ii) acts of dishonesty or moral turpitude which are materially detrimental to the Company and/or its affiliates as determined in good faith by the Board, (iii) failure of the Participant to obey the reasonable and lawful orders of the Board or the chief executive officer of the Company after written demand that the Participant do so, (iv) gross negligence by the Participant in the performance of, or willful disregard by the Participant of, the Participant's obligations to the Company, or (v) the breach by the Participant of any of the Participant's obligations of confidentiality with respect to the Company. The Participant shall be considered to have been discharged for "cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for cause was warranted.

      (f) Terminations After an Acquisition Event. If, on or prior to the first anniversary of an Acquisition Event (as defined in the Plan), the Participant terminates his or her employment for Good Reason (as defined in the Plan) or is terminated without Cause (as defined above) by the surviving or acquiring corporation, then any unvested portion of this option shall become immediately vested and exercisable in full.


4.    Withholding.

      No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5.    Nontransferability of Option.

      This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.    Provisions of the Plan.

      This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

      IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

                               CAMINUS CORPORATION

PARTICIPANT'S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 1999 Stock Incentive Plan.


                                     - 3 -